Exhibit 10.24(d)

VIEWRAY INCORPORATED

NONSTATUTORY STOCK OPTION AND REVERSE VESTING AGREEMENT

This NONSTATUTORY STOCK OPTION AND REVERSE VESTING AGREEMENT, dated as of                      (this “Agreement”‘), among ViewRay Incorporated, a Delaware corporation (the “Company”),                                         , (the “Optionee”), and                                         , in his capacity as assistant secretary of the Company and escrow holder hereunder (the “Escrow Holder”).

1 Definitions. For purposes of this Agreement, the following terms shall have the meanings provided therefor below in this Section 1:

“Common Stock” shall mean the Company’s common stock, $0.01 par value per share.

“First Vesting Date” shall mean                     .

“Option Shares” shall mean (i) at the time of the grant of the Option,                  shares of Common Stock and (ii) at the relevant time of reference thereto following the grant of the Option, the number and kind of shares of capital stock of the Company that may be purchased by the Optionee at such time upon exercise of the Option pursuant to Section 5 hereof. The number and kind of Option Shares shall be subject to adjustment at any time and from time to time pursuant to, and in accordance with, the Plan. For purposes of clarification, upon consummation of the purchase by the Optionee of any Option Shares upon exercise of the Option pursuant to, and in accordance with, the provisions of Section 5 hereof, such Option Shares shall, for all purposes of this Agreement, cease to be Option Shares and shall be Purchased Option Shares.

“Plan” shall mean the Company’s 2008 Stock Incentive Plan, as amended from time to time. A copy of the Company’s 2008 Stock Incentive Plan in effect on the date of this Agreement is attached to this Agreement as Exhibit A hereto.

“Purchased Option Shares” shall mean, as of the relevant time of reference thereto, those Option Shares that have been purchased by the Optionee at such time or at any time prior thereto in accordance with the provisions of Section 5 hereof.

“Shares” shall mean, collectively, (i) the Option Shares, (ii) the Purchased Option Shares, and (iii) all shares of any class or series of capital stock of the Company or any other issuer, or any other securities of the Company or any other issuer, that are issued in exchange for, upon exercise or conversion of, or in respect of, the Purchased Option Shares or any of the securities referred to in this clause (in each case, whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

“Termination” shall mean termination for any reason of the Optionee’s association with the Company as an employee, consultant, officer, and/or director,

or otherwise, as the case may be; provided, however, that a transition from one type of aforementioned association to another without an intervening lapse in association shall not be a termination of the Optionee’s association with the Company for the purposes of this Agreement.

“Unvested Shares” shall mean, at the relevant time of reference thereto, those Shares that have not vested on or prior to such time pursuant to Section 6 and Section 7 hereof.

“Vested Shares” shall mean, at the relevant time of reference thereto, those Shares that have vested on or prior to such time pursuant to Section 6 or Section 7 hereof.

Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan.

2. Grant of Option. Pursuant to the Plan, the Company grants to the Optionee an option (the “Option”) to purchase from the Company all or any number of the Option Shares at a purchase price of $             per share (the “Exercise Price”). The Exercise Price shall be subject to adjustment at any time and from time to time pursuant to, and in accordance with, the provisions of the Plan. The Option is granted as of                      (the “Grant Date”).

3. Character of Option. The Option is not intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), ”), but as a nonstatutory stock option within the meaning of the Code.

4. Duration of Option. Unless subject to earlier expiration or termination pursuant to the terms of the Plan, the Option shall expire on the earlier of (i) the tenth anniversary of the Grant Date and (ii) the 90th day following a Termination.

5. Exercise of Option.

(a) Until its expiration or termination pursuant to Section 4 above, the Option may be exercised, at any time and from time to time, for all or any number of the Option Shares; provided, however, that, during the period from and after a Termination until the expiration or termination of the Option pursuant to Section 4 above, the Option may not be exercised with respect to any Option Shares that have not vested pursuant to, and in accordance with, the provisions of Section 6 below as of the effective date of such Termination.

(b) The Optionee may exercise the Option pursuant to any method or methods set forth in, or permitted under, the Plan, provided that it shall be a condition precedent to any such exercise of the Option that Optionee shall have executed and delivered to the Company a counterpart signature page or instrument of adherence, in either case in form and substance satisfactory to the Company, to each of (x) the Sixth Amended and Restated Investors’ Rights Agreement by and among the Company, and the various stockholders party thereto, dated November 18, 2013, as amended from time to time, and (y) the Sixth Amended and Restated Voting Agreement by and among the Company and the various stockholders party thereto, dated November 18, 2013, as amended from time to time.

(c) Each time that the Optionee duly and properly exercises the Option, the Company shall duly prepare and deliver to Optionee a stock certificate, registered in the name of the Optionee, representing the number of Purchased Option Shares with respect to which the Optionee exercised the Option. Each stock certificate duly prepared and delivered by the Company pursuant to this Section 5(c) is referred to in this Agreement as a “Purchased Shares Certificate”. Each Purchased Shares Certificate (or other stock certificate) representing any issued and outstanding Shares that are Unvested Shares shall be endorsed with the legends set forth in Section 9(c) and Section 10(d) hereof, and each Purchased Shares Certificate (or other stock certificate) representing only issued and outstanding Shares that are Vested Shares (and no issued and outstanding Unvested Shares) shall be endorsed with the legend set forth in Section 10(d) hereof. Each Purchased Shares Certificate (or other stock certificate) representing any issued and outstanding Shares that are Unvested Shares shall be delivered to the Escrow Holder to be held in escrow pursuant to the provisions of Section 8 hereof.

6. Vesting of Shares.

(a) Vesting Schedule. Subject to all of the provisions of this Section 6 and to any applicable provisions of the Plan (including, without limitation, (x) the provisions of Sections 7.2(g), 7.2(i), 7.2(j), 11.1 and 14.3 of the Plan to the extent applicable to the Shares and (y) the acceleration provisions, if any, set forth in the Plan to the extent applicable to the Shares), the Shares shall vest as follows: (i)                      of the Shares shall vest as of the First Vesting Date, and (ii) the remainder of the Shares shall vest in              monthly installments on the first calendar day of each month following the First Vesting Date until such Shares have become vested in full. For purposes of implementing the provisions of this Section 6(a), all Shares regardless of when they become subject to the Option or when purchased by the Optionee upon exercise of the Option shall be deemed to have become subject to the Option and purchased by the Optionee on the Grant Date as if the Optionee had exercised the Option for all of the Shares on the Grant Date.

(b) No Further Vesting Following Termination. Except if and to the extent otherwise expressly provided in the Plan, upon Termination for any reason or for no reason, regardless of whether such Termination is effected by voluntary resignation by the Optionee, by the Company, by virtue of the Optionee’s death, or otherwise, none of the Shares that are still subject to vesting pursuant to Section 6(a) above as of the effective date of such Termination shall thereafter vest.

(c) Delivery of Vested Shares. Vested Shares that are issued and outstanding shall, at the request of the Optionee, be released from the escrow provided for in Section 8 hereof and shall be delivered to the Optionee. Vested Shares that are issued and outstanding shall continue to be subject to applicable restrict ions set forth in any other agreements to which the Optionee is a party.

(d) Escrow of Unvested Shares. All Unvested Shares that are issued and outstanding shall be held in escrow pursuant to Section 8 below.

7. Repurchase Right. In the event of a Termination for any reason or for no reason, regardless of whether such Termination is effected by voluntary resignation by the Optionee, by the Company, by virtue of the Optionee’s death, or otherwise, the Company shall have the right, but not the obligation, to repurchase all or any number of the then Unvested Shares that are issued and outstanding and owned or held by the Optionee, subject to and in accordance with the terms of this Section 7. The Company may exercise such repurchase right by delivering to the Optionee, within thirty (30) days following the effective date of such Termination, a notice (the “Notice”) of the Company’s intention to exercise its repurchase right under this Section 7, specifying the number of such Unvested Shares that the Company desires to repurchase, whereupon, subject to the provisions of this Section 7, the Company shall become legally obligated to repurchase from the Optionee, and the Optionee shall become legally obligated to sell to the Company, at the Closing (as such term is defined below), the number of Unvested Shares referred to in the Notice, and the Company shall not be required after delivery of the Notice to treat the Optionee as owner of the Unvested Shares referred to in the Notice, to accord the right to vote to the Optionee with respect thereto or to pay dividends thereon. The purchase price per share for all of the Unvested Shares repurchased by the Company pursuant to this Section 7 shall be the purchase price originally paid by the Optionee to the Company for each of such Unvested Shares (subject to adjustment pursuant to Section 11 hereof), payable, at the election of the Company, in cash or through the cancellation of indebtedness. The closing (the “Closing’’) of the repurchase by the Company of all or any number of Unvested Shares pursuant to this Section 7 shall take place at the offices of the Company at such time and on such date as the Company shall specify in the Notice, but in no event later than sixty (60) days after the date of termination. At the Closing, the Optionee shall deliver, or cause to be delivered, to the Company a certificate or certificates evidencing the number of Unvested Shares to be repurchased, duly endorsed for transfer or accompanied by duly executed stock powers, against payment by the Company of the purchase price therefor in accordance with the terms of this Section 7. In the event that the Company has a right to repurchase any Unvested Shares pursuant to this Section 7 and elects not to, or fails to, repurchase all or a portion of such Unvested Shares in accordance with the provisions of this Section 7, all of such Unvested Shares not so repurchased shall, thereafter, be treated as Vested Shares for all purposes of this Agreement.

8. Escrow of Unvested Shares.

(a) Escrow Holder. Each stock certificate representing issued and outstanding Unvested Shares shall be held in escrow by the Escrow Holder, together with a stock assignment executed in blank by the Optionee with respect to the Unvested Shares represented by such stock certificate. Each stock certificate representing Unvested Shares shall be held in escrow pursuant to this Section 8 until all of such Unvested Shares become fully vested pursuant to, and in accordance with, the provisions of Section 6 or Section 7 hereof or until all of such Unvested Shares are repurchased by the Company pursuant to, and in accordance with, the provisions of Section 7 hereof, whichever occurs earlier.

(b) Rights of Optionee with respect to Unvested Shares held in Escrow. Subject to the terms hereof and the terms of any other agreements to which the Optionee is a party, the Optionee shall have all the rights of a stockholder with respect to all Unvested Shares that are issued and outstanding while they are held in escrow, including without limitation, the right to vote such Unvested Shares and receive any cash dividends declared thereon. If there is (i) any stock dividend, stock split or other change in such Unvested Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Optionee is entitled by reason of his/her ownership of such Unvested Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as “Unvested Shares” for purposes of this Agreement.

(c) Obligations and Liabilities of the Escrow Holder. The Escrow Holder shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by him to be genuine and to have been signed or presented by the proper party or parties. The Escrow Holder shall not be personally liable for any act he may do or refrain from doing hereunder as Escrow Holder or as attorney-in-fact for the Optionee, provided that the Escrow Holder acts or refrains from acting in good faith and in the exercise of his own good judgment, and any act that he does or refrains from doing pursuant to the advice of his own attorneys, who may be counsel to the Company, shall be conclusive evidence of such good faith.

(d) Duties of the Escrow Holder.

(i) In the event of any repurchase of Unvested Shares pursuant to, and in accordance with, the provisions of Section 7 hereof, the Escrow Holder shall take all steps necessary to consummate such repurchase, including, but not limited to, presentment of stock certificates representing the Unvested Shares subject to such repurchase, together with stock powers executed by or in the name of the Optionee appropriately completed by the Escrow Holder, to the Company or its transfer agent with irrevocable instructions to register the transfer of such Unvested Shares into the name of the Company or its designee. The Optionee hereby appoints the Escrow Holder his irrevocable attorney-in-fact to execute in his name, acknowledge and deliver all stock powers and other instruments as may be necessary or desirable with respect to the repurchase of any Unvested Shares pursuant to, and in accordance with, the provisions of Section 7 hereof.

(ii) Upon the vesting of any Unvested Shares that are issued and outstanding, the Escrow Holder shall, at the request of the Optionee, either (i) promptly deliver to the Optionee the certificate or certificates representing such Unvested Shares that have become vested or (ii) promptly cause a new certificate endorsed with the appropriate legends to be issued for such Unvested Shares that have become vested and shall deliver such certificate to the Optionee.

(iii) The Escrow Holder may, but need not, submit a memorandum to the Optionee and to the Company setting forth action the Escrow Holder intends to take with respect to the escrow of any Unvested Shares and requesting the parties to acknowledge the propriety of the intended action. If, in any such case, either party fails or refuses to acknowledge the propriety of the intended action, the Escrow Holder may seek the advice of counsel, who may be counsel to the Company, and any action taken in accordance with the written advice of such counsel shall be full protection to the Escrow Holder in respect thereto against any person. It is agreed that in any event the Escrow Holder shall not be liable for any action or failure to act taken in good faith, and that his liability shall be limited to actions or inaction constituting gross negligence or willful misconduct.

(iv) It is understood and agreed that should any dispute arise with respect to the delivery, ownership or right of possession of any of the Unvested Shares held in escrow by the Escrow Holder hereunder, he is authorized and directed to retain in his possession without liability to anyone all or any part of said Unvested Shares until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but he shall be under no duty whatsoever to institute or defend any such proceedings.

(v) The Escrow Holder is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Holder obeys or complies with any such order, judgment or decree, he shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(vi) The parties hereto understand that the Escrow Holder is legal counsel to the Company, and that said counsel may continue to act as such in the event of any dispute in connection with this Agreement or any other transaction contemplated herein or affected hereby.

(vii) By signing this Agreement, the Escrow Holder becomes a party to this Agreement only for the purposes of this Section 8.

(e) Change of Duties. The Escrow Holder’s duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto; provided, however, that the Company may at any time, at its option, elect to terminate this escrow by notice to the Optionee and the Escrow Holder.

(f) Costs and Fees. All reasonable costs, fees and disbursements incurred by the Escrow Holder in connection with the performance of his duties hereunder shall be borne by the Company.

(g) Resignation. The Escrow Holder reserves the right, upon notice to the Company and the Optionee, to resign from his duties as Escrow Holder and to appoint a substitute Escrow Holder.

9. Restrictions on Transfer.

(a) Transfer of Option. The Option may not be transferred except by will or the Jaws of descent and distribution, and, during the lifetime of the Optionee, may be exercised only by the Optionee, subject to Section 7.2(g) of the Plan.

(b) No Transfers of Unvested Shares. Except for (i) the escrow described in Section 8 above or (ii) the transfer of any Unvested Shares to the Company as contemplated by this Agreement, none of the Unvested Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such Unvested Shares have become vested pursuant to, and in accordance with, the provisions of Section 6 or Section 7 hereof.

(c) Legend for Unvested Shares. The certificates evidencing any of the issued and outstanding Unvested Shares shall be endorsed with a legend, in addition to any other legend required by any other agreements to which the Optionee is a party, substantially as follows:

“THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A NONSTATUTORY STOCK OPTION AND REVERSE VESTING AGREEMENT DATED AS OF                 , AND TO THE RESTRICTIONS UPON TRANSFER CONTAINED THEREIN. A COPY OF SUCH NONSTATUTORY STOCK OPTION AND REVERSE VESTING AGREEMENT WILL BE FURNISHED TO ANY INTERESTED PARTY UPON WRITTEN REQUEST.”

(d) Transfers in Violation of this Agreement. The Company shall not be required to transfer any of the Unvested Shares on its books which shall purportedly have been transferred.

(e) Additional Restrictions on Transfer. The Optionee hereby acknowledges that any issued and outstanding Unvested Shares that become vested pursuant to, and in accordance with, the provisions of Section 6 or Section 7 hereof, and any and all beneficial interest in such Vested Shares, shall continue to be subject to any restrictions on transfer set forth in any other agreement entered into by Optionee and the Company or set forth in the Plan.

10. Compliance with Securities Laws.

(a) Pursuant to Section 8 of the Plan, it shall be a condition to the Optionee’s right to exercise the Option and purchase any Option Shares that the Company may, in its discretion, require (x) that either (i) a registration statement under the Securities Act of 1933, as amended (the “Act”), with respect to the Option Shares proposed to be purchased shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionee shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (y) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionee, or both.

(b) The Optionee represents and warrants that any Shares acquired by him/her or that may be acquired by him/her are being or will be, as the case may be, acquired for his/her own account for the purpose of investment and not with a view to the resale or distribution thereof.

(c) The parties agree that none of the Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way (including, without limitation, by operation of law) unless and until (i) such Shares or such beneficial interest, as the case may be, proposed to be sold, transferred, assigned, pledged, encumbered or otherwise disposed of are registered pursuant to an effective registration filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), or (ii) if required by the Company, the Company shall have received an opinion, in form and substance satisfactory to the Company, from the Company ·s legal counsel to the effect that the sale, transfer, assignment, pledge, encumbrance or other disposition of such Shares or such beneficial interest, as the case may be, does not require registration under the Act or any applicable state securities laws.

(d) In addition to any other legends that the Company may deem appropriate, stock certificates representing any issued and outstanding Shares shall be endorsed with a legend substantially as follows:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER SAID ACT, OR, IF REQUESTED BY THE CORPORATION, THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

(e) Optionee understands and agrees that neither the Company nor any agent of the Company shall be under any obligation to recognize any transfer of any of the Shares if, in the opinion of counsel for the Company, such transfer would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

11. Certain Adjustments. All references in this Agreement to the number and kind of issued and outstanding Shares and to the purchase price for any issued and outstanding Shares shall be appropriately adjusted to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other change which may be made by the Company after the date of this Agreement. In the event that any such stock split, stock dividend, reverse stock split, reclassification, recapitalization or other change would cause an adjustment in the number of issued and outstanding Shares that would otherwise result in fractional shares, then such fractional shares shall be disregarded by rounding down to the nearest whole number of issued and outstanding Shares. Without limiting the generality of the foregoing, the purchase price with respect to any Shares shall never be reduced to a value below any applicable par value of such Shares.

12. Tax Consequences.

(a) Withholding Taxes. It is understood by the parties hereto that the issuance and/or sale of any of the Shares to the Optionee may be deemed compensatory in purpose and in effect and that, as a result, the Optionee may be obligated to pay withholding taxes in respect of such Shares at the time Optionee becomes subject to Federal income taxation with respect to the receipt of such Shares. In the event that such withholding tax obligations arise, the parties hereby agree that the Company shall have no obligation to pay such withholding taxes, that payment of such withholding taxes shall be the exclusive obligation of the Optionee and that, to the extent required under applicable tax laws, the Optionee shall remit such withholding taxes to the Company for purposes of having the Company remit such withholding taxes to the applicable tax authorities. The Optionee agrees on his/her behalf, and on behalf of his/her successors and assigns, to indemnify the Company with respect to any withholding tax payment that the Company is required to make that arises from the issuance and/or sale of any of the Shares to the Optionee.

(b) Section 83(b) Election. Optionee hereby agrees to deliver to the Company a signed copy of any instrument, letter or other document he/she may execute and file with the Internal Revenue Service evidencing his/her election under Section 83(b) of the Code. The Optionee shall deliver such copy of any such instrument of election to the Company within five (5) days after the date on which any such election is required to be made in accordance with the appropriate provisions of the Code or applicable regulations thereunder.

13. Incorporation of Plan Terms. The Option is granted subject to all of the applicable terms and provisions of the Plan and may be amended as provided in the Plan. This Agreement does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference.

14. Miscellaneous.

(a) Relationship with Optionee. Nothing in the Plan or this Agreement (including, without limitation, the grant of the Option evidenced hereunder or the purchase of any Shares upon exercise of the Option pursuant to this Agreement) shall confer on the Optionee any right to continue in the employ of, or other relationship with, the Company, or any Parent or Subsidiary, or limiting in any way the right of the Company to terminate the Optionee’s employment or other relationship with the Company or any Parent or Subsidiary at any time, for any reason or no reason.

(b) Governing Law; Binding Effect. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of the Optionee.

(c) Disputes. Any dispute regarding the interpretation of this Agreement shall be submitted to the Board or the compensation committee of the Board, which shall review such dispute in accordance with the Plan. The resolution of such a dispute by the Board or compensation committee of the Board shall be final and binding on the Company and the Optionee.

(d) Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties hereto, and supersede all prior understandings and arrangements, whether written or oral, with respect to the subject matter hereof. Except as otherwise expressly provided elsewhere in this Agreement or in the Pl an, any provision of this Agreement may be amended, modified, or terminated, and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retrospectively or prospectively), only with the written consent of the Company and the Optionee or, with respect to Section 8, the Company, the Optionee and the Escrow Holder. Any amendment effected in accordance with this subsection (d) shall be binding upon each party and such party’s successors and permitted assigns.

(e) Conflicts. This Agreement is made and entered into pursuant to the provisions of the Plan; in the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.

(f) Invalidity. Any invalidity, illegality or limitation of the enforceability with respect to any party to this Agreement of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such person’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to any other party to this Agreement, as applicable. ln case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties and the business agreement represented by such invalidated term, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g) Notices. Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, postage prepaid, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

if to the Company, to:

ViewRay Incorporated

2 Thermo Fisher Way

Oakwood Village, OH 44146

Attention: Chief Executive Officer

Facsimile: 440-703-3229

with a copy, which shall not constitute notice, to:

if to the Optionee, to his/her address or facsimile number set forth in the signature page of this Agreement if to the Escrow Holder, to:

All such notices, requests and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mail, other than overnight mail, on the third day following deposit into the mail; (iii) in the case of overnight mail, on the day following deposit with the overnight mail service; and (iv) in the case of facsimile transmission, when confirmed by facsimile machine report.

(h) Assignment. The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. The rights and benefits of the Optionee under this Agreement may not be assigned or transferred without the prior written consent of the Company.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile or other electronic copies hereof may be executed as counterpart originals.

(j) Headings. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

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IN WITNESS WHEREOF, the parties have executed this Nonstatutory Stock Option and Reverse Vesting Agreement as a sealed instrument as of the date first above written.

VIEWRAY INCORPORATED	OPTIONEE

By:
Name:

Address:
ESCROW HOLDER

By: